SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report    January 13, 2003
(Date of earliest event reported) (January 9, 2003)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612	818 S. Kansas Avenue Topeka, Kansas 66612
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

PROTECTION ONE, INC.

Item 5.    Other Events

On December 23, 2002, the Kansas Corporation Commission (KCC) issued an order (Order) modifying an order issued November 8, 2002 addressing the financial plan of Westar Energy, Inc. (Westar Energy), the 88% owner of Protection One, Inc. The Order was attached as an exhibit to our Form 8-K filed December 30, 2002. After analyzing the Order, we determined that the Order could, if not modified, adversely affect us. Accordingly, on January 10, 2003, we filed with the KCC a petition for partial stay and reconsideration of the Order, a copy of which petition is attached hereto as Exhibit 99.1, which describes certain of the potential effects of the Order on us. Also on January 10, 2003, Westar Energy filed a petition for specific reconsideration of the Order, a copy of which petition is attached hereto as Exhibit 99.2, which also describes certain of the potential adverse effects of the Order on us.

On January 9, 2003, Westar Energy advised us that its board of directors has authorized its management to explore strategic alternatives for divesting its investment in us with a view to maximizing the value received by Westar Energy. We expect to work closely with Westar Energy management to identify alternatives that are in the best interest of all of our shareholders.

A copy of our filing with the KCC is available on our web site, www.protectionone.com, under the Investors link.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.2	– Petition for Partial Stay and Reconsideration of Protection One, Inc. dated January 10, 2003.

Exhibit 99.1	– Petition for Specific Reconsideration of Westar Energy, Inc. dated January 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.

Date:	January 13, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin Executive Vice President and Chief Financial Officer

Protection One Alarm Monitoring, Inc.

Date:	January 13, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.2	Petition for Partial Stay and Reconsideration of Protection One, Inc. dated January 10, 2003.

99.1	Petition for Specific Reconsideration of Westar Energy, Inc. dated January 10, 2003.